QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.8

LEASE AGREEMENT

between

VALVINO LAMORE, LLC,

Landlord

and

WYNN RESORTS, LLC,

Tenant

Dated November 1, 2001

i

LEASE AGREEMENT

        THIS LEASE AGREEMENT (this "Lease") is entered into as of the 1st day of November, 2001 by and between Valvino Lamore, LLC, a Nevada limited liability company ("Landlord"), and Wynn Resorts, LLC, a Nevada limited liability company ("Tenant").

WITNESSETH:

        WHEREAS, Landlord is the owner of a building located at 3145 Las Vegas Blvd. South, in Clark County, Nevada (the "Building").

        WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord an area located in the Building upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the terms, covenants, conditions and provisions hereinafter set forth and other good and valuable consideration, it is hereby mutually agreed by and between Landlord and Tenant as follows:

SECTION 1
DEMISED PREMISES

        1.1  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord commercial premises within the Building, consisting of 3,015 square feet of floor space for the gallery and attached retail, office and storage space, 225 square feet of floor space for the coffee concession and 1,052 square feet of floor space for additional back-of-house storage space, for a total of 4,292 square feet of floor space ("Total Square Feet"), as more particularly depicted on Exhibit "A" attached hereto, plus all fixtures, equipment and property located therein or thereon (the "Premises"). Landlord reserves to itself the use of the roof, exterior walls and the area above and below the Premises together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements now or in the future leading through the Premises and which serve other parts of the Building, except that such rights shall not materially interfere with Tenant's right to visibility, egress and operations. Except as otherwise provided in Section 1.2 hereof, Tenant shall be solely responsible for all necessary improvements, build-out, furnishings, fixtures and equipment for the Premises, which shall be in accordance with drawings and specifications subject to Landlord's prior written approval.

        1.2  Tenant shall be responsible, at its sole cost, for decorating, fixturizing and equipping the interior of the Premises, including, without limitation, floor and wall coverings, duct work for distribution of air conditioning and heating within the Premises, electrical wiring from a panel, furnishings, decorations, light fixtures and interior doors ("Tenant's Work"). If requested by Landlord, Tenant shall use only union labor to perform Tenant's Work. In addition, Tenant agrees that the proposed furnishings, fixtures, floor and wall covering, decor, architectural layout and color scheme for the Premises shall be subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld or delayed).

SECTION 2
TERM

        2.1  This Lease shall be effective as of November 1, 2001. The term of the Lease (the "Lease Term") and payment of Rent (as defined in Section 3.1 hereof) shall commence (the "Commencement Date") on the day that Tenant commences the conduct of its business upon the Premises, and shall continue for a period of one (1) year thereafter unless terminated earlier as elsewhere herein provided. On or before the Commencement Date, Tenant shall provide Landlord the following:

          (a)  Written verification by Tenant's architect that Tenant's Work has been completed;

          (b)  A copy of the recorded Notice of Completion, if one is recorded, and of the Certificate of Occupancy issued by the County of Clark, Nevada with respect to the Premises;

          (c)  Copies of signed unconditional lien releases or other evidence reasonably satisfactory to Landlord that all Tenant's Work has been paid in full or bonded and that no claim of any mechanic or materialman may become a lien on the Premises or the Building and evidence that workmen's compensation premiums have been paid in full; provided, however, that any lien release required to be recorded in order to release any filed claim or lien shall be notarized; and

          (d)  Insurance certificates and other evidence, satisfactory to Landlord, of Tenant's compliance with Section 13 of this Lease.

Within ten (10) days after Tenant opens for business on the Premises, Tenant shall also provide Landlord with a written acknowledgment of the Commencement Date.

        2.2  In the event Tenant is not then in default of its obligations hereunder beyond any applicable cure period and this Lease has not previously been terminated, after the expiration of the initial Lease Term, the Lease Term shall continue on a month-to-month basis for up to an additional twenty-four (24) months (after the expiration of the initial Lease Term), upon the same terms and conditions as are set forth in this Lease. At any time during any such extension of the initial Lease Term, either party may terminate the Lease by delivering written notice no later than ten (10) days prior to the expiration of any thirty (30) day extension period. In the event that such notice is not given within such time period, the Lease shall continue in effect.

        2.3  Should Tenant hold possession of the Premises with the consent of Landlord after the expiration of the Lease Term, such holding over shall create a tenancy from month-to-month only, upon the same terms and conditions as are hereinafter set forth, except that the Rent shall be one hundred twenty-five percent (125%) of the Rent being charged at the time of expiration of the Lease Term.

SECTION 3
RENT

        3.1  During the Lease Term, Tenant shall pay as monthly rent for the Premises the sum of Six Thousand Seven Hundred and Fifty Dollars ($6,750.00) per month (the "Rent"). The Rent shall be due and payable in advance on the first (1st) day of each month during the Lease Term.

        3.2  On the forty-fifth (45th) day of the Lease Term, and thereafter, every ninety (90) days, the Rent shall be adjusted (each, an "Adjustment Date") by the parties, who shall negotiate the adjustment in good faith taking into account net operating income generated by the business conducted by Tenant on the Premises.

        3.3  All rents and other monies required to be paid by Tenant hereunder shall be paid to Landlord without deduction or offset, prior notice or demand, in lawful money of the United States of America, at the Building or at such other place as Landlord may from time to time designate in writing.

        3.4  If Tenant fails to pay, when due and payable, any Rent or any other amounts or charges to be paid by Tenant hereunder within ten (10) days after written notice from Landlord that the amount is past due, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate equal to the prime rate of interest last ascertained by the Commissioner of Financial Institutions of the State of Nevada pursuant to Nevada Revised Statutes 99.040, plus five (5) percentage points (the "Default Rate").

SECTION 4
GAMING

        4.1  No slot machines or other gambling game or device shall be permitted on the Premises. Tenant acknowledges that Landlord may conduct gaming operations in the Building and that Landlord shall have the absolute right to terminate this Lease in the event any state or local governmental authority regulating gaming activities orders or requests that Landlord do so.

        4.2  Tenant acknowledges that Landlord and its affiliates may apply for gaming licenses and that such licenses would be of vital importance to Landlord's business. In this regard, if Landlord so applies, Tenant agrees to comply with all reasonable requests made by Landlord for information concerning Tenant's background, which may include, without limitation, completion by Tenant of Landlord's standard form of Corporate Background Questionnaire and/or Personal Background Questionnaire, as appropriate. Landlord may immediately terminate this Agreement in the event that (a) Tenant fails to comply with information requests as set forth in the foregoing sentence; or (b) Landlord determines, in its sole discretion, that continued association with Tenant would jeopardize any gaming license held or pursued by Landlord or any of its affiliates.

SECTION 5
POSSESSION AND SURRENDER OF THE PREMISES

        5.1  Tenant shall, by entering upon and occupying the Premises, be deemed to have accepted the Premises in their existing condition, and Landlord shall not be liable for any patent defect therein. Landlord warrants only that it has no actual knowledge of any existing defects as of the effective date of this Lease.

        5.2  Upon the expiration or sooner termination of the Lease Term, Tenant shall, at its sole cost and expense, within fifteen (15) days after receipt of written notice, remove all personal property and trade fixtures which Tenant has installed or placed on the Premises ("Tenant's Property") from the Premises and repair all damage thereto resulting from such removal, and Tenant shall thereupon surrender the Premises in the same condition as on the Commencement Date, reasonable wear and tear excepted, broom clean. In the event Tenant fails to remove any of Tenant's Property as provided herein, Landlord may, but is not obligated to, at Tenant's expense, remove all of such property not so removed and repair all damage to the Premises resulting from such removal, and Landlord shall have no responsibility to Tenant for any loss or damage to Tenant's Property caused by, or resulting from, such removal or otherwise. In the event any amount due Landlord pursuant to this Lease has not been paid at the expiration or termination of this Lease, Landlord shall have the right to sell or dispose of Tenant's Property as Landlord so chooses as partial satisfaction of the amount past due.

SECTION 6
USE OF PREMISES; EXCLUSIVITY

        6.1  The Premises are leased to Tenant solely for the purpose of the operation of an art gallery and museum and a retail shop for sale of catalogues, postcards, replicas, souvenirs and the like, related to the art displayed by Tenant in the Premises. Tenant shall not use or suffer to be used the Premises, or any portion thereof, for any other purpose or purposes whatsoever, without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion.

        6.2  Tenant acknowledges that Landlord may enter into other leases within the Building and that the products offered or sold hereunder may create a conflict with the products offered or sold by such other lessees. In the event of a controversy between Tenant and Landlord or Tenant and the lessee or operator of any other business in the Building relating to the type or selling price of any product to be sold in or from the Premises, Landlord shall have the sole right to resolve such controversy and such decision shall be binding on all parties involved. In the event that Tenant fails or refuses to abide by the decision of Landlord, such failure or refusal shall be deemed a material breach and event of default.

        6.3  Tenant shall not permit or suffer anything to be done, or kept upon the Premises which will obstruct or interfere with the rights of other tenants, Landlord or the patrons and customers or any of them, or which will annoy any of them by reason of unreasonable noise or otherwise, nor will Tenant commit or permit any nuisance on the Premises or commit or suffer any immoral or illegal act to be committed thereon. Tenant shall not, without Landlord's prior written approval:

          6.3.1Distribute or place anywhere on Landlord's property any notice, advertisement or other written solicitation, except upon the Premises;

          6.3.2Display on the Premises advertising, brochures, material or posters from any building, casino or entertainment facility other than that of Landlord;

          6.3.3Do or permit anything to be done in or about the Premises, which will in any way affect fire or other insurance upon the Building, or any of its contents, or which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy or use of the Premises, or in any way obstruct or interfere with the rights of any other persons in the Building;

          6.3.4Operate or permit to be operated on the Premises, any coin or token-operated vending machines or similar devices unless for the sole use of Tenant's employees on the Premises;

          6.3.5Use the Premises or any portion thereof as living quarters or sleeping quarters.

        6.4  Tenant shall, at all times during the Lease Term, comply with all governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect pertaining to the Building, the Premises or Tenant's use thereof.

        6.5  Tenant hereby covenants and agrees that it, its agents, employees, servants, contractors, subtenants and licensees shall abide by any and all reasonable rules and regulations as Landlord may, from time to time, adopt for the safety, care and cleanliness of the Premises or the Building.

        6.6  Tenant intends to conduct its business in the Premises no less than six (6) hours per day. Tenant may reduce its hours of operation with prior written consent from Landlord, which consent will not be unreasonably withheld. Notwithstanding anything herein to the contrary, Tenant shall have the right to close the Premises for up to thirty (30) days each calendar year for refurbishment of the Premises.

        6.7  All of Tenant's signage is subject to Landlord's approval. Tenant understands and agrees that all of its signage must be compatible with the Building's décor. Therefore, and without limiting the generality of the foregoing provisions of this subsection, Tenant agrees that Landlord may limit the size of Tenant's logo on any signage. Additionally, Tenant shall be allowed to attach signage to the exterior of the Premises as permitted by local permitting authorities and as approved by Landlord. Landlord shall cooperate with Tenant in seeking necessary permits or licenses for any such exterior signage.

        6.8  Tenant shall not use the name "Desert Inn" or any other name that Landlord shall use to refer to the Building, or its business in the Building, from time to time or any derivation thereof (the "Landlord's Name"), other than "Wynn Resorts" and "Wynn Collection", in connection with, or as part of, Tenant's business, without the prior written consent of Landlord. In the event that Landlord allows Tenant to use the Landlord's Name in advertising, such use shall be deemed a nonexclusive license or privilege only which confers no property rights therein, and such license or privilege may be revoked by Landlord at any time, in which event Tenant shall immediately cease the use of the Landlord's Name. The Landlord's permission to use the Landlord's Name shall not be deemed to abridge the right of Landlord to grant or license the use of the Landlord's Name to any other person at any other time. Tenant shall have no right to use any Landlord owned or licensed trademarks or copyrights without the prior written consent of Landlord. Any rights to use Landlord's owned or licensed trademarks or copyrights on Tenant's merchandise shall be nonexclusive and the subject of a separate agreement.

        6.9  Tenant acknowledges that the maintenance of Landlord's and the Building's reputation and the goodwill of all of Landlord's guests and invitees is absolutely essential to Landlord and that any impairment thereof whatsoever will cause great damage to Landlord. Tenant therefore covenants that it shall operate the Premises in accordance with the highest standards of honesty, integrity, quality and courtesy so as to maintain and enhance the reputation and goodwill of Landlord and the Building. Tenant shall continuously monitor the performance of each of Tenant's employees at the Premises to insure that such standards are consistently maintained. Tenant further agrees, as a material inducement to Landlord, that repeated failure to maintain such standards or repeated complaints from customers or guests which Landlord after consultation with Tenant determines have a factual basis shall be deemed a material breach of this Lease by Tenant and an event of default.

        6.10 Tenant shall not cause or permit its employees to enter upon those areas of the Building which are designated "Employees Only" as the parties acknowledge that for the purpose of this Section 6.10, "Employees" refers to the employees of Landlord and not to the employees of Tenant.

        6.11 Tenant shall, in its sole discretion, fix the salary rate and provisions of employee benefits of its employees and shall be responsible for all such salaries, employee benefits, social security taxes, federal and state unemployment insurance and any and all similar taxes relating to its employees and for workers' compensation coverage with respect thereto pursuant to applicable law.

SECTION 7
ALTERATIONS AND IMPROVEMENTS

        Tenant shall not make any alterations, improvements or changes ("Improvements") in or to the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Any Improvements shall be at the sole cost and expense of Tenant. Landlord may require Tenant, at Tenant's sole cost and expense, to furnish a bond, or other security satisfactory to Landlord, to assure diligent and faithful performance of any work to be performed by Tenant. Any Improvements shall be made promptly, in good and workmanlike manner by duly licensed union contractors and in compliance with all insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws and all other governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect, pertaining to the Premises or Tenant's use thereof. Except for Tenant's Work, Tenant shall remove all Improvements, at Tenant's sole cost and expense, upon termination of this Lease and to surrender the Premises in the same condition as they were in prior to the making of any or all such Improvements, ordinary wear and tear excepted. Notwithstanding the above, Tenant shall have the right to remove any trade fixtures installed by Tenant upon the Premises.

SECTION 8
PARKING AND COMMON AREAS

        Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers and business invitees shall have the non-exclusive right to access and use such common areas of the Building as are designated from time to time by Landlord, subject to such rules and regulations as Landlord may from time to time impose; provided, however, that Tenant shall cause its employees to park in those same areas designated as Employee parking for Employees of Landlord. All common areas which Tenant may be permitted to use are to be used under a revocable license, and if any such license is revoked, or if the amount of such area is diminished, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction. Landlord shall not unreasonably revoke any such license in such a manner as to prevent access to the Premises by Tenant, its employees, invitees and patrons.

SECTION 9
TAXES

        9.1  Tenant shall pay its proportionate share of all real property taxes and general and special assessments levied and assessed against the land, the Building and other improvements of which the

Premises are a part. Tenant's proportionate share shall be the ratio of the total real property taxes levied and assessed against the land, the Building and the other improvements of which the Premises are a part, that the Total Square Feet bears to the total number of square feet of the Building within which the Premises are located. Prior to July 1 of each year, Landlord shall notify Tenant of Landlord's calculation of Tenant's proportionate share of the real property taxes. Tenant shall pay its proportionate share of the real property taxes in equal quarterly installments on or before August 1, October 1, January 1 and March 1 of each year. Tenant's proportionate share of the real property taxes shall be apportioned for any partial year of the Lease Term.

        9.2  Tenant shall be liable for and shall pay before delinquency (and, upon five (5) days of written demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all taxes, fees and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, levied against Tenant's property or any other personal property of whatsoever kind and to whomsoever belonging situate or installed in or upon the Premises, whether or not affixed to the realty. If at any time during the Lease Term any such taxes on personal property are assessed as part of the tax on the real property of which the Premises is a part, then in such event Tenant shall pay to Landlord the amount of such additional taxes as may be levied against the real property by reason thereof.

        9.3  Tenant shall pay when due all taxes, assessments or fees for which Tenant is liable and which arise directly or indirectly from Tenant's operations at the Premises. Within five (5) days of written demand from Landlord, Tenant shall furnish Landlord evidence satisfactory to landlord of the timely payment of any such tax, assessment or fee.

        9.4  Whenever Landlord shall receive any statement or bill for any tax, payable in whole or in part by Tenant as additional rent, or shall otherwise be required to make any payment on account thereof, except as otherwise provided herein, Tenant shall pay the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Tenant of a copy of such tax statement, if any.

SECTION 10
UTILITIES

        Landlord will bill Tenant for, and Tenant shall pay, Tenant's proportionate share of all services (including, but not limited to, telephone service) and utilities. With respect to those utilities for which the Premises is not separately metered, Tenant's proportionate share shall be based on the ratio the Total Square Feet bears to the total number of square feet of the Building within which the Premises are located.

SECTION 11
MAINTENANCE AND REPAIRS

        11.1 Landlord agrees to keep in good order, condition and repair the exterior walls, floor and roof of the Premises, the common areas and the Building, including cleaning, removal of trash, dirt and debris, sweeping and janitorial services, lighting of the Building and service corridors, repair and replacement of sprinkler systems, HVAC and directional signs and other markers, and pest extermination, except for reasonable wear and tear and except for any damage thereto caused by any act or negligence of Tenant or its agents, employees, servants, contractors, subtenants or licensees. Landlord acknowledges and agrees that Landlord's security department and security officers are responsible for providing security services in and to the Premises.

        11.2 Landlord shall not be obligated to perform any service or to repair or maintain any structure or facility except as provided in this Section 11 and Section 14 of this Lease unless caused by the negligence of Landlord, its agents, customers or contractors. Landlord shall not be obligated to provide any service or maintenance or to make any repairs pursuant to this Lease when such service, maintenance or repair is made necessary because of the negligence or misuse of Tenant, Tenant's agents, employees, servants, contractors, subtenants or licensees. Landlord reserves the right to stop any service when Landlord reasonably deems such stoppage necessary, whether by reason of accident or emergency, or for repairs or Improvements or otherwise. Landlord shall not be liable under any circumstances for loss or injury however occurring, through or in connection with or incident to any stoppage of such services, provided, however, that rent and other charges hereunder shall be abated during the period that Tenant cannot open for business due to such stoppage. Landlord shall have no responsibility or liability for failure to supply any services or maintenance or to make any repairs when prevented from doing so by any cause beyond Landlord's reasonable control unless caused by the negligence of Landlord, its agents, customers, or contractors. Landlord shall not be obligated to inspect the Premises and shall not be obligated to make any repairs or perform any maintenance hereunder unless first notified of the need thereof in writing by Tenant, or unless actually known to Landlord. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by the Building or the Premises, or any appurtenances thereto, being out of repair or by bursting or leakage of any water, gas, sewer or steam pipe, or by theft, or by any act or neglect of any tenant or occupant of the Building, or of any other person.

        11.3 Except as provided for elsewhere herein, Tenant shall keep and maintain in good order, condition and repair (including any such replacement and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances thereto wherever located, including, without limitation, the exterior and interior portion of all doors, door checks, windows, plate glass, store front, all plumbing and sewage facilities within the Premises that exclusively service the Premises, fixtures walls, floors, ceilings, and all interior lighting. Tenant shall also keep and maintain in good order, condition and repair (including any such replacement and restoration as is required for that purpose) any Improvements, special equipment, furnishings, fixtures or facilities installed by it on the Premises. Without limiting the generality of the foregoing, Tenant shall periodically paint and refurbish the interior of Premises as required by Landlord in its reasonable discretion. Tenant shall store all trash and garbage in containers located where designated by Landlord and so as not to be visible or create a nuisance to guests, customers and business invitees of the Building, and so as not to create or permit any health or fire hazard.

SECTION 12
LIENS

        12.1 Tenant, at all times, whether by bond or otherwise, shall keep Landlord, the Building, the Premises, the leasehold estate created by this Lease, and any trade fixtures, equipment or personal property within the Premises, free and clear from any claim, lien or encumbrance (other than personal property, consensual security interests for lines of credit or inventory financing in the ordinary course of Tenant's business), tax lien or levy, mechanic's lien, attachment, garnishment or encumbrance arising directly or indirectly from any obligation, action or inaction of Tenant whatsoever.

        12.2 Tenant shall give Landlord at least ten (10) business days' prior written notice before the commencement of any work, construction, alteration or repair on the Premises that could be the subject of a mechanics lien to afford Landlord the opportunity to file appropriate notices of non-responsibility.

SECTION 13
INSURANCE

        13.1 Landlord and Tenant are covered under the same policies of comprehensive public liability insurance and all-risk, commercial property insurance. Landlord will bill Tenant for, and Tenant shall pay, Tenant's share of such insurance costs.

        13.2 If at any time during the Lease Term Tenant ceases to be covered by common insurance with Landlord, Tenant will, at its sole cost and expense, maintain in full force and effect:

          (a)  a policy of comprehensive public liability insurance issued by an insurance carrier approved by Landlord, insuring against loss, damage or liability for injury or death to persons and loss or damage to property occurring from any cause whatsoever in connection with the Premises or Tenant's use thereof. Landlord shall be named as an additional insured under each such policy of insurance; and

          (b)  a standard form of all-risk, commercial property insurance with extended coverage insurance covering leasehold improvements, furniture, fixtures and equipment, and personal property located in or on the Premises whether owned by Landlord or Tenant, and the personal property of others in Tenant's possession in, upon or about the Premises. Such insurance shall be in an amount equal to the current replacement value of the property required to be insured. Tenant and Landlord, as their interests may appear, shall be the named insureds under each such policy of insurance.

        13.3 A certificate issued by the insurance carrier for each policy of insurance required to be maintained by Tenant under Section 13.2 above, if any, or a copy of each such policy, shall be delivered to Landlord on or before the Commencement Date and thereafter, as to policy renewals, within thirty (30) days prior to the expiration of the terms of each such policy. Each of said certificates of insurance and each such policy of insurance shall be from an insurer and in a form and substance satisfactory to Landlord, shall expressly evidence insurance coverage as required by this Lease and shall contain an endorsement or provision requiring not less than thirty (30) days written notice to Landlord and all other named insureds prior to the cancellation, diminution in the perils insureds against, or reduction of the amount of coverage of, the particular policy in question. In addition to the foregoing certificates, Tenant shall at all times during the Lease Term maintain (either through common insurance with Landlord or otherwise), at Tenant's sole cost and expense, worker's compensation coverage evidencing coverage at Nevada statutory limits.

        13.4 Tenant shall not use or occupy, or permit the Premises to be used or occupied, in a manner that will make void any insurance then in force or increase the rates of fire or any other insurance on the Premises. If by reason of the failure of Tenant to comply with the provisions of this Section, the fire or any other insurance rates of the Premises are increased, Tenant shall reimburse Landlord, as additional rent, on the first day of the calendar month next succeeding notice by Landlord to Tenant of said increase, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant.

        13.5 Tenant hereby waives any and all rights of recovery from Landlord, its officers, agents and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) that are caused by or result from risks insured against under any form of insurance policy required to be maintained by Tenant hereunder.

        13.6 Each policy of insurance provided for in this Section 13 shall contain an express waiver of any and all rights of subrogation thereunder whatsoever against the other party, its officers, directors, agents and employees. All such policies shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord may carry. Notwithstanding any other provision contained in this Section 13 or elsewhere in this Lease, the amounts of all insurance required hereunder to be paid by Tenant shall be not less than an amount sufficient to prevent Landlord from becoming a co-insurer. The limits of the public liability insurance required to be maintained by Tenant under this Lease shall in no way limit or diminish Tenant's liability under Section 15 hereof and such limits shall be subject to increase at any time and from time to time during the Lease Term if Landlord, in the exercise of reasonable discretion, deems such an increase necessary for its adequate protection; provided, however, Landlord may not exercise its right under this sentence more frequently than one time every two years during the Lease Term.

        13.7 Landlord shall maintain insurance covering the Premises (and all improvements therein or additions thereto other than those items which Tenant is required to insure, Tenant's improvements, fixtures and stock in trade) and the Building against loss or damage by fire or casualty in amounts not less than the replacement value thereof, from financially responsible insurers and in amounts as determined in Landlord's reasonable discretion provided such amounts are customary for the industry. Tenant shall be solely responsible for insuring art works displayed or stored in its gallery or storage areas, at Tenant's sole expense. In no event shall Landlord be responsible for insuring any such art works.

        13.8 Landlord shall maintain public liability insurance on an occurrence basis in amounts that are customary for the industry insuring against all claims, demands, or actions for personal injury or death, or damage to property, made by or on behalf of any person, firm or corporation, while in the Building, or arising from the conduct and operation of the common areas or arising from any acts or omissions of Landlord or any of Landlord's agents, employees or contractors.

SECTION 14
DESTRUCTION OF PREMISES; CONDEMNATION

        14.1 In the case of the total destruction of the Premises, or any portion thereof or of the Building substantially interfering with Tenant's use of the Premises not caused by the fault or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licensees or customers ("Destruction"), this Lease shall terminate except as herein provided. If Landlord notifies Tenant in writing within forty-five (45) days of such Destruction of Landlord's election to repair said damage to the Premises, and if Landlord proceeds to and does repair such damage with reasonable dispatch, the Lease shall not terminate, but shall continue in full force and effect, except that Tenant shall be entitled to a reduction in the Rent in an amount equal to that proportion of the Rent which the number of square feet of floor space in the unusable portion of the Premises bears to the Total Square Feet, and provided further that if such portion of the Premises is damaged or destroyed such that the remainder will not be suitable for the purpose for which Tenant has leased the Premises, Tenant may close for business until such time as Landlord has repaired such damage and rent and all other charges hereunder shall be suspended until such time is able to reopen for business. Said reduction shall be prorated so that the Rent shall only be reduced for those days any given area as actually unusable. If this Lease is terminated pursuant to this Section 14, and if Tenant is not in default hereunder, rent shall be prorated as of the date of termination, any security deposited with Landlord shall be returned to Tenant, and all rights and obligations hereunder shall cease and terminate.

        14.2 The provisions of this Section 14 with respect to repair by Landlord shall be limited to such repair as is necessary to place the Premises in the condition they were in immediately prior to the Destruction and when placed in such condition, the Premises shall be deemed restored and rendered tenantable. Tenant shall replace its own art works, stock in trade, furniture, furnishings, floor coverings, decor, equipment and trade fixtures at its own expense.

        14.3 Notwithstanding the foregoing provisions, in the event the Premises or any portion thereof shall be damaged by fire or other casualty due to the fault, negligence or willful misconduct of Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees, then this Lease shall not terminate, the damage shall be repaired by Tenant, and there shall be no apportionment or abatement of any Rent.

        14.4 All insurance proceeds payable under any fire and extended coverage risk insurance covering the Premises and maintained by Landlord shall be payable to Landlord in the event of Destruction, and Tenant shall have no interest therein, except to the extent of such insurance separately carried by

Tenant. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Except to the extent provided for in this Section 14, neither the Rent payable by Tenant nor any of Tenant's other obligations under any provision of this Lease shall be affected by any Destruction.

        14.5 Should the whole of the Premises be condemned or taken by a competent authority for any public or quasi-public purpose, then this Lease shall terminate upon such taking. If such portion of the Premises is condemned or taken such that the remaining portion thereof will not be reasonably adequate for the operation of Tenant's business after Landlord completes such repairs or alterations as Landlord elects to make, either Landlord or Tenant shall have the option to terminate this Lease by notifying the other party hereto of such election in writing within twenty (20) days after such taking. If by such condemnation and taking a portion of the Premises is taken and the remaining part thereof is suitable for the purposes for which Tenant has leased the Premises, this Lease shall continue in full force and effect, but the rent and all other charges hereunder shall be reduced in an amount equal to that proportion of such charges which the floor space of the portion taken bears to the total floor space of the Leased Property, and rent and other charges shall be suspended during any period of time that Tenant is closed for business. In the event a partial taking does not terminate this Lease, Landlord, at Landlord's expense, shall repair the damage to the Premises with reasonable dispatch and restore it as nearly as reasonably possible to its condition as immediately before the taking. If any part of the Building other than the Premises shall be taken or appropriated so as to materially and adversely affect the ability of Tenant's customers to reach the Premises, either party shall have the right, at its option to terminate this Lease by notifying the other party within twenty (20) days of such taking.

        14.6 For the purposes hereof, a deed in lieu of condemnation shall be deemed a taking.

SECTION 15
INDEMNIFICATION

        15.1 Each party ("Indemnitor") hereby covenants and agrees to indemnify, defend, save and hold the other party ("Indemnitee"), the Premises and the leasehold estate created by this Lease free, clear and harmless from any and all liability, loss, costs, expenses (including attorneys' fees), judgments, claims, liens and demands of any kind whatsoever in connection with, arising out of, or by reason of any act, omission, or negligence of Indemnitor, its agents, employees, servants, contractors, subtenants or licensees while in, upon, about, or in any way connected with, the Premises or the Building or arising from any accident, injury or damage, howsoever and by whomsoever caused, to any person or property whatsoever, occurring in, upon, about or in any way connected with the Premises or any portion thereof other than as a result of the intentional or negligent acts of Indemnitee.

        15.2 In the absence of intentional or grossly negligent acts of Landlord, Landlord shall not be liable to Tenant, or to any other person whatsoever, for any damage occasioned by falling plaster, electricity, plumbing, gas, water, steam, sprinkler or other pipe and sewage system or by the bursting, running or leaking of any tank, washstand, closet or waste of other pipes, nor for any damages occasioned by water being upon or coming upon the Premises or for any damage arising from any acts or neglect of co-tenants or other occupants of the Building or of adjacent property or of the public, nor shall Landlord be liable in damage or otherwise for any failure to furnish, or interruption of, service of any utility beyond the control of Landlord.

SECTION 16
SUBORDINATION

        Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof now or hereafter placed, charged or enforced against the Premises, or any portion thereof, and to execute and deliver at any time, and from time to time, upon demand by Landlord, such documents as may be reasonably required to effectuate such subordination within ten (10) days after receiving such documents, provided that in connection with such subordination agreement Landlord's lender agrees to provide a reasonable non-disturbance agreement for the benefit of Tenant.

SECTION 17
ASSIGNMENT AND SUBLETTING

        17.1 Except as otherwise set forth herein, Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease nor the leasehold estate hereby created or any interest herein, or sublet the Premises or any portion thereof, or license the use of all or any portion of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Tenant shall have the right, upon giving notice to Landlord, to assign to an Affiliate of Tenant so long as Tenant remains as guarantor and liable for all payments due pursuant to this Lease. For purposes of this Lease, an "Affiliate" of a party shall mean any person or entity (a) that is owned or controlled by the party, (b) that owns or controls the party, (c) that is owned or controlled by a person or entity that owns or controls the party, (d) that owns or controls an Affiliate of the party, or (e) that is owned or controlled by an Affiliate of the party. As used in this definition, the words "owns" or "owned" refer to the ownership of twenty percent (20%) or more of the equity interest in the person or entity so owned, regardless of the manner of ownership. Also, as used in this definition, ownership or control may be direct or indirect. The restriction or limitation on use of the Premises shall continue to apply to any subtenant or assignee hereunder. Any consent by Landlord to any act requiring consent pursuant to this Section 17.1 shall not constitute a waiver of the necessity for such consent to any subsequent act. Tenant shall pay all reasonable costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in processing, documenting or administering any request of Tenant for Landlord's consent required pursuant to this Section 17.1.

        17.2 Landlord may reasonably require that each proposed assignee or sublessee agree, in a written agreement satisfactory to Landlord, to assume and abide by all the terms and provisions of this Lease, including those which govern the permitted uses of the Premises.

        17.3 In the absence of an express agreement in writing to the contrary executed by Landlord, no assignment, mortgage, pledge, hypothecation, encumbrance, subletting or license hereof or hereunder shall act as a release of Tenant from any of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed.

SECTION 18
INSOLVENCY AND DEATH

        It is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state of federal insolvency, bankruptcy or inheritance act, or any similar law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heirs, legatees, devisees, or any other person whomsoever without the prior written consent of Landlord.

SECTION 19
RECORDS AND BOOKS OF ACCOUNT

        19.1 Tenant and any other person, firm or corporation selling merchandise or services in, upon or from the Premises or any part thereof shall keep and maintain complete, accurate and customary records and books of account of all sales and all business transactions made in, upon or from the Premises and the same shall be retained intact for a period of not less than three (3) years after the end of the fiscal year to which said records and books of account pertain. Landlord shall be entitled at all reasonable times during business hours, through Landlord's duly authorized agents, attorneys, or accountants, to inspect and make copies of any and all such records and books of account.

SECTION 20
RIGHT OF ACCESS

        Landlord and its authorized agents and representatives shall be entitled to enter the Premises immediately in the case of an emergency or with reasonable notice for the purpose of observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem necessary or appropriate; for the purpose of inspecting the Premises; for the purpose of exhibiting the Premises to prospective purchasers or lessees; and for the purpose of making repairs to the Premises or the Building and performing any work upon the Premises which Landlord may elect or be required to make.

SECTION 21
ESTOPPEL CERTIFICATE

        Tenant agrees that within ten (10) business days of any demand therefor by Landlord, Tenant will execute and deliver to Landlord a certificate stating that this Lease is in full force and effect without amendment, or if amended attaching a copy thereof to the certificate, the date to which all rentals have been paid, any defaults or offsets claimed by Tenant and such other information concerning the Lease, the Premises or Tenant as Landlord may request. Landlord will provide a similar document to Tenant upon request by Tenant within ten (10) business days after request.

SECTION 22
EXPENDITURES BY LANDLORD

        Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required after notice and an opportunity to cure (which shall be deemed to be twenty (20) days unless provided for specifically herein), Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant. In such event, the amount thereof with interest thereon at the Default Rate, shall constitute and be collectable as additional rent on demand.

SECTION 23
DEFAULT

        23.1 Tenant shall be in default of this Lease if:

          23.1.1Tenant shall fail to make timely and full payment of any sum of money required to be paid hereunder and such failure continues for ten (10) days after written notice thereof from Landlord;

          23.1.2Tenant shall fail to perform any other term, covenant or condition of Tenant contained in this Lease, and such failure continues for twenty (20) days after written notice thereof from Landlord; provided, however, that if correction is impossible to correct within twenty (20) days Tenant shall not be deemed in default if Tenant commences correction within said twenty (20) day period, and diligently pursues such correction to completion;

          23.1.3Tenant should vacate or abandon the Premises or cease operations during the Lease Term;

          23.1.4There is filed any petition in bankruptcy or Tenant is adjudicated a bankrupt or insolvent, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by or against Tenant under any state of federal insolvency or bankruptcy act, or any similar law now or hereafter in effect; or

          23.1.5Notwithstanding anything to the contrary contained above, if Tenant shall breach any covenant hereof, or do or permit, or omit to do, any act or thing, which results in a nuisance or an offensive or illegal condition, or which causes or threatens serious damage or injury to life, limb or property, or in the event of a breach of Sections 13.1, 13.2 or 17.1, then and in any such event, Tenant shall be automatically in default of this Lease, without any requirement of notice from Landlord, unless Landlord waives such default, in writing, in Landlord's sole discretion.

        23.2 In the event of a default, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

          23.2.1The right to declare the Lease Term ended and to re-enter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises;

          23.2.2The right, without declaring the Lease Term ended, to re-enter the Premises and to occupy and/or relet the same, or any portion thereof, for and on account of Tenant, applying any monies received first to the payments of such reasonable expenses as Landlord may have incurred in recovering possession of the Premises, including, without limitation, costs and attorneys' fees, and then to the fulfillment of the covenants of Tenant. Landlord may enter into any lease concerning the Premises either in Landlord's name or in the name of Tenant without expanding Tenant's obligations hereunder, or assume Tenant's interest in and to any existing subleases of the Premises, as Landlord may see fit, and Tenant shall have no right whatsoever to collect any rent from such tenants or subtenants. In any case, Tenant, until the end of what would have been the Lease Term, shall remain liable to Landlord for the Rent hereunder, less the net proceeds for said month, if any, of any reletting, after deducting all of Landlord's expenses in connection with such reletting, together with interest thereon at the rate of twelve percent (12%) per annum, compounded monthly, until paid. Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the Lease Term or a final determination of Tenant's account and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing any subsequent actions for further accruals pursuant hereto; or

          23.2.3The right, even though it may have relet all or any portion thereof of the Premises, to thereafter at any time terminate this Lease, and to terminate all of the rights of Tenant in and to the Premises. Landlord can terminate Tenant's right to possession of the Premises at any time. On termination, Landlord has the right to recover from Tenant:

            (a)  The worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease;

            (b)  The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

            (c)  The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

            (d)  Any other reasonable amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

          23.2.4Pursuant to its rights of re-entry, Landlord may, but shall not be obligated to (i) remove all persons from the Premises, (ii) remove all property therefrom, and (iii) enforce any rights Landlord may have against said property or store the same in any warehouse or elsewhere at the cost and for the account of Tenant. Tenant agrees to hold Landlord free and harmless of any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever, except for damage caused by the willful misconduct or gross negligence of Landlord, its agents or subcontractors.

          23.2.5Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rent or other sum of money accruing hereunder, by any such re-entry, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall specifically notify Tenant in writing that it has so elected to terminate this Lease.

        23.3 In any action brought by Landlord to enforce any of its rights under or arising from this Lease, Landlord shall be entitled to receive its reasonable costs and legal expenses, including reasonable attorneys' fees, whether such action is prosecuted to judgment or not.

        23.4 The waiver by Landlord of any breach of this Lease by Tenant shall not be a waiver of any preceding or subsequent breach of this Lease by Tenant. The subsequent acceptance of rent or any other payment hereunder by Landlord shall not be construed to be a waiver of any preceding breach of this Lease by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder.

SECTION 24
MISCELLANEOUS

        24.1 Tenant, upon paying the rentals and other payments herein required and upon performance of all of the terms, covenants and conditions of this Lease on its part to be kept, may quietly have, hold and enjoy the Premises during the Lease Term without any disturbance from Landlord or from any other person claiming through Landlord, except as expressly provided otherwise in this Lease.

        24.2 In the event of any sale or exchange of the Premises by Landlord, Landlord shall-be, and is, hereby relieved of all liability under and all of its covenants and obligations contained in or derived from this Lease. Tenant agrees to attorn to such purchaser or transferee, provided that such purchaser or transferee agrees to be bound as Landlord under all of the terms and conditions of this Lease. Any sale of the Building or the Premises by Landlord shall be subject to this Lease.

        24.3 It is agreed that in the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of thus Lease, Tenant, prior to exercising any right or remedy Tenant may have against Landlord, shall give written notice to Landlord of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within twenty (20) days of receipt of said notice. Notwithstanding any other provision hereof, Tenant agrees that if the default is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within that twenty (20) day period, then such default shall be deemed to be rectified or cured if Landlord within that twenty (20) day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

        24.4 Neither party shall be in breach of this Lease if it fails to perform as required hereunder due to labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any rent or charge required of Tenant hereunder.

        24.5 Any and all notices and demands required or desired to be given hereunder shall be in writing and shall be validly given or made (and effective) if served personally, delivered by a nationally recognized overnight courier service, or deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, to the following addresses:

If to Landlord:	Valvino Lamore, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: Legal Department Telephone: 702-733-4444 Facsimile: 702-791-0167
If to Tenant:	Wynn Resorts, LLC 3145 Las Vegas Boulevard South Attention: Legal Department Telephone: 702-733-4556 Facsimile: 702-733-4596

Either party may change its address for the purpose of receiving notices by providing written notice to the other.

        24.6 The various rights, options, elections and remedies of Landlord contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

        24.7 The terms, provisions, covenants and conditions contained in this Lease shall apply to, bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, as permitted in Section 17 hereof.

        24.8 If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

        24.9 Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

        24.10This Lease contains the entire agreement between the parties and cannot be changed or terminated orally.

        24.11Nothing contained herein shall be deemed to create any partnership, joint venture, agency or other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        24.12The captions are descriptive only and for convenience in reference to this Lease and in no way whatsoever define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

        24.13The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease. Each party hereto consents to, and waives any objection to, Clark County, Nevada as the proper and exclusive venue for any disputes arising out of or relating to this Lease or any alleged breach thereof.

        24.14In the event Tenant now or hereafter shall consist of more than one person, firm, corporation or trust, then and in such event, all such persons, firms, corporations or trusts shall be jointly and severally liable as Tenant hereunder.

        24.15This Lease may not be recorded without Landlord's prior written consent. If Tenant records this Lease without said consent, Tenant shall be in default hereof. Upon request by Tenant, Landlord and Tenant shall execute, and Landlord shall cause to be recorded, a memorandum of this Lease in form and substance mutually agreeable to the parties; provided, however, that a memorandum of termination of Lease in form and substance mutually agreeable to the parties shall also be executed by the parties, shall be held by Landlord, and shall be recorded by Landlord upon termination of the Lease.

        24.16All necessary actions have been taken under the parties' organizational documents to authorize the individuals signing this Lease on behalf of the respective parties to do so.

        24.17The prevailing party in any action regarding this Lease shall be entitled to receive its costs and legal expenses including reasonable attorneys' fees, whether such action is prosecuted to judgment or not. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

        24.18Landlord and Tenant each represent and warrant to the other that they have not entered into any written contractual arrangement with, or promised to pay any broker's fee, finder's fee, commission or other similar compensation to, or otherwise agreed to compensate, any real estate agent or broker in connection with thus transaction. Landlord and Tenant each agree to indemnify, defend, save and hold the other harmless from and against all loss, cost and expense incurred by reason of the breach of the foregoing representation and warranty arising from any claim for compensation founded upon or as a result of acts asserted to have been performed on their respective behalf. Such indemnification obligation shall survive any termination of the Lease.

        24.19Landlord and Tenant agree to maintain the confidentiality of all terms and provisions of this Lease, as well as all discussions and negotiations relating to any of the foregoing and any and all documents, data or other information that may be generated in relation thereto, except that each party hereto may disclose the foregoing described information in connection with obtaining legal or financial advice from such party's attorneys, accountants or financial advisors, or pursuant to due diligence conducted in connection with the obtaining of financing by either party hereto (including, without limitation, delivery of estoppel certificates), provided that any recipient of such information is notified of its confidential nature. The foregoing obligations apply to all principals, directors, officers, employees, agents and representatives of the undersigned parties, except that such obligations do not apply to the extent that such information is (i) required to be disclosed by applicable law, or (ii) was already in the possession of the receiving party, or (iii) becomes generally available to the public other than as a result of disclosure by either of the undersigned or their respective representatives, or (iv) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party, or (v) is furnished to third parties who execute a confidentiality agreement concerning the information furnished.

        24.20This Lease may be executed in one or more counterparts, all of which executed counterparts shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above-written.

"Landlord"		"Tenant"
Valvino Lamore, LLC a Nevada limited liability company		Wynn Resorts, LLC a Nevada limited liability company
		By:	Valvino Lamore, LLC, its Member
By:	/S/ STEPHEN A. WYNN	By:	/S/ STEPHEN A. WYNN
Name:	Stephen A. Wynn	Name:	Stephen A. Wynn
Title:	Managing Member	Title:	Managing Member

EXHIBIT "A"
[the Premises]

QuickLinks

  Exhibit 10.8
LEASE AGREEMENT between VALVINO LAMORE, LLC, Landlord and WYNN RESORTS, LLC, Tenant Dated November 1, 2001
LEASE AGREEMENT
EXHIBIT "A" [the Premises]